UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DESTINATION MATERNITY CORPORATION

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Leading Proxy Advisory Firm Glass Lewis Recommends Destination Maternity Stockholders Vote “FOR” All Destination Nominees

Urges Stockholders to Follow Glass Lewis’ Recommendation and Vote Destination’s Nominees Using the WHITE Proxy Card

MOORESTOWN, N.J., May 11 2018 — Destination Maternity Corporation (NASDAQ: DEST), the world’s leading maternity apparel retailer, today announced that leading independent proxy advisory firm Glass, Lewis & Co., LLC (“Glass Lewis”) has recommended that Destination stockholders vote on the WHITE proxy card “FOR” the Company’s highly qualified slate of nominees: Barry Erdos, Melissa Payner-Gregor, Peter Longo and Pierre-André Mestre. Glass Lewis also recommended that stockholders do not vote for the four nominees proposed by a dissident group of stockholders led by Nathan G. Miller and Peter O’Malley (the “Miller Group”) at the Company’s May 23rd, 2018 Annual Meeting of Stockholders.

In its May 10th, 2018 report recommending that Destination stockholders vote FOR the Company’s Director nominees, Glass Lewis said:

•	…we are concerned the Dissident’s pattern of practice indicates a principal focus on control, rather than the expansion and protection of shareholder value.

•	…we believe the Miller Group’s bona fides as a shareholder advocate are dwarfed by its apparent interest in exercising unilateral influence over the Company.

•	Accordingly, we recommend shareholders vote FOR all nominees using management’s WHITE proxy card.

Commenting on the Glass Lewis report, the Company issued the following statement:

“We are pleased that Glass Lewis supports the reelection of Destination’s highly-qualified and experienced incumbent director nominees. Glass Lewis’ recommendation reinforces our strong belief that Destination’s Board possesses the necessary corporate leadership and board experience in the retail and apparel industry to enhance long-term stockholder value.”

With the Annual Meeting rapidly approaching, Destination urges stockholders to protect the value of their investment by voting “FOR” ALL of the Company’s highly-qualified director nominees on the WHITE proxy card: Barry Erdos, Melissa Payner-Gregor, Peter Longo and Pierre-André Mestre.

Stockholders can vote by telephone, online or by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope.

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of the Company’s proxy materials,

please contact Okapi Partners at the phone numbers or email listed below.

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

+ 1 (212) 297-0720 (Main)

+ 1 (855) 208-8903 (Toll-Free)

Email: info@okapipartners.com

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About Destination Maternity

Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. As of February 3, 2018 Destination Maternity operates 1,124 retail locations in the United States, Canada and Puerto Rico, including 487 stores, predominantly under the trade names Motherhood Maternity®, A Pea in the Pod® and Destination Maternity®, and 637 leased department locations. The Company also sells merchandise on the web primarily through its brand-specific websites, motherhood.com and apeainthepod.com, as well as through its destinationmaternity.com website. Destination Maternity has international store franchise and product supply relationships in the Middle East, South Korea, Mexico, Israel and India. As of February 3, 2018 Destination Maternity has 188 international franchised locations, including 15 standalone stores operated under one of the Company’s nameplates and 173 shop-in-shop locations.

Forward-Looking Statements

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this news release or made from time to time by management of the Company, including those regarding real estate opportunities, sales, additional borrowing capacity, expected SG&A savings and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, could affect the Company’s ability to realize such savings and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the strength or weakness of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, our ability to successfully manage our real estate relationships, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel (such as fluctuations in pregnancy rates and birth rates), availability of suitable store locations, our ability to develop and source merchandise and other factors set forth in the Company’s periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), or in materials incorporated therein by reference. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this news release are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this letter. The Company assumes no obligation to update or revise the information contained in this letter (whether as a result of new information, future events or otherwise), except as required by applicable law.

Important Additional Information

Destination Maternity, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Destination Maternity stockholders in connection with the matters to be considered at Destination Maternity’s 2018 Annual Meeting to be held on May 23, 2018. On April 23, 2018, Destination Maternity filed a definitive proxy statement (the “Proxy Statement”) and form of White proxy card with the SEC in connection with any such solicitation of proxies from Destination Maternity stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WITH RESPECT TO THE 2018 ANNUAL MEETING, AND OTHER DOCUMENTS FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials to be filed with the SEC in connection with Destination Maternity’s 2018 Annual Meeting. Stockholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Destination Maternity with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at http://investor.destinationmaternity.com.